EXHIBIT 99.1

VolitionRx Limited Announces Third Quarter 2026 Financial Results and Business Update

Conference call to discuss financial and operational results scheduled for

Friday, November 13 at 8:30 a.m. U.S. Eastern Time

Henderson, Nevada, November 12, 2026 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announces financial results and a business update for the third quarter of 2026.Volition management will host a conference call tomorrow, November 13 at 8:30 a.m. U.S. Eastern Time/2:30 p.m. Central European Time to discuss these results. Conference call details can be found below.

Cameron Reynolds, President and Group Chief Executive Officer, said:

“It has been a very full quarter as we have continued to execute our plan to commercialize our game-changing Nu.Q® platform. We have made strong progress across our key product pillars this year, evidencing clinical utility across a broad spectrum of indications whilst driving commercialization and licensing efforts worldwide. At the same time, we have taken decisive action to strengthen our financial profile by cutting costs and significantly reducing convertible note debt.

“In our Nu.Q® NETs pillar, in September we participated in the launch of DETECSEPS, a French government-funded €6.3 million program evaluating our automated Nu.Q® NETs assay as the sole biomarker for early detection of sepsis in hospital emergency departments. In August, Critical Care Medicine published data showing Nu.Q® NETs H3.1 to be an independent predictor of 28-day mortality and need for renal replacement therapy in sepsis. Published clinical data indicate that Nu.Q® NETs distinguishes sepsis from non-infectious inflammation and provides strong prognostic value for organ failure and mortality.

“Furthermore, our rapid point-of-care finger-prick lateral flow prototype has demonstrated high correlation with our CE-marked automated assay in ICU sepsis patients. To accelerate commercialization and global market access, particularly in resource-constrained countries and humanitarian emergency settings, we signed in October a Letter of Intent with Missionpharma, a global distributor of healthcare products serving over 100 million patients annually. Initial efforts with Missionpharma are expected to focus on triaging and prognostication for neonatal sepsis. In parallel, our diagnostic collaborations with Sysmex Corporation and Werfen’s Immunoassay Technology Center continue to advance across NETs-related indications.

“In Nu.Q® Cancer, we are advancing toward our French reimbursement submission for Nu.Q® Lung Cancer with support from our long-term collaborators at Hospices Civils de Lyon in France. We currently expect to submit this quarter. Achieving reimbursement would be an important step on the path to routine clinical use in France before rolling out to additional geographies. For our novel Capture-Seq™ technology, following peer-reviewed publication of our clinical data in August, we are in active licensing discussions with several major liquid biopsy and diagnostic companies to target Multi-Cancer Early Detection (MCED) and Minimal Residual Disease (MRD) opportunities representing combined annualized addressable markets estimated at over $36 billion¹.

“In our Nu.Q® Vet pillar, our clinical manuscript, submitted for peer review in May, demonstrated that our feline prototype assay detected 86% of feline lymphomas at 97% specificity. We currently anticipate publication of this study this quarter. As a reminder, a peer reviewed publication evidencing clinical utility is a necessary condition to unlock a $5 million milestone payment. Commercialization of the assay could open a significant market among senior pet cats.

1

“I am personally leading our most advanced partner negotiations and, to underline my commitment to closing them, have voluntarily agreed to a further reduction in my base salary, effective November 1, 2026, such that my annual base salary is now 50% of its original level, until execution of a substantial licensing agreement. Furthermore, the chairman and entire board of directors have also agreed to reduce their cash fees by at least 50%”.

Financial Highlights for the Third Quarter 2026

•	Revenue: Third quarter 2026 revenue was approximately $1.6 million, up 157% compared to $0.6 million in the third quarter of 2025, reflecting an increase in recognition of deferred revenue.

•

Operating Expenses: Operating expenses for the third quarter of 2026 were 14% lower than the same period in 2025, reflecting savings from Volition’s ongoing cost-reduction program, including a 28% reduction in headcount compared to the same point last year.

•	Operating Loss: Operating loss for the third quarter of 2026 narrowed to $3.3 million, a 35% improvement compared to $5.1 million in the third quarter of 2025.

•

Net Loss: Net loss for the third quarter of 2026 was $3.8 million, including non-cash charges of $0.4 million related to convertible notes, compared to a net loss of $5.4 million in the prior-year period.

•

Balance Sheet & Debt Reduction: Cash and cash equivalents totaled approximately $2.4 million as of September 30, 2026, compared to $1.1 million as of December 31, 2025. Receipts in the third quarter included approximately $5.2 million in net proceeds from Volition’s at-the-market facility. During the third quarter, Volition prepaid in cash the outstanding balance of its$7.5 million convertible note.

Event: VolitionRx Limited Third Quarter 2026 Earnings and Business Update Conference Call

Date: Friday, November 13, 2026

Time: 8:30 a.m. U.S. Eastern Time/2:30 p.m. Central European Time

U.S. & Canada Dial-in: 1-877-407-9716 (toll free)

U.K. Dial-in: 0 800 756 3429 (toll free)

Toll/International: 1-201-493-6779

Conference ID: 13763536

Rodney Rootsaert, Corporate Secretary, VolitionRx will host the call along with Cameron Reynolds, President and Group Chief Executive Officer and Terig Hughes, Group Chief Financial Officer. The call will provide an update on important events that have taken place in the third quarter of 2026, subsequent events and upcoming milestones.

A live audio webcast of the conference call will also be available on this link. In addition, a telephone replay of the call will be available until November 27, 2026. The replay dial-in numbers are 1-844-512-2921 (toll-free) in the U.S. and Canada and 1-412-317-6671 (toll) internationally. Please use replay pin number13763536.

2

Notes:

1.	Volition internal estimate based on VNRX TAM Model

###

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

The contents found at Volition’s website address, www.volition.com, are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

Media Enquiries: Ellen Amonoo, Volition, mediarelations@volition.com

Safe Harbor Statement

Statements contained in this press release and made on the related conference call may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that are not statements of historical fact and instead address predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "continue," "project," "could," "would," "should," "may," "will" and similar expressions identify such statements.

These forward-looking statements relate to, among other topics, Volition's expectations regarding revenue opportunities and growth; the effectiveness and availability of its blood-based diagnostic, prognostic and disease monitoring tests; its ability to develop and successfully commercialize such test platforms for the early detection and monitoring of cancer and other diseases; its expectations regarding future publications and the related milestone payment; the timing and outcome of its reimbursement submission in France and the DETECSEPS program; estimates of addressable markets; its cost-reduction plans; its liquidity, capital needs and ability to fund operations; and its success in securing, and the terms of, licensing and/or distribution or other agreements with third parties, including a definitive agreement with Missionpharma.

Forward-looking statements are based on current expectations, estimates and projections about Volition's business, in part on assumptions made by management. They are not guarantees of future performance and involve risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those anticipated. These risks and uncertainties include, without limitation: Volition's need for additional financing, which may not be available on acceptable terms or at all, the uncertain timing of publication of Volition's feline lymphoma study; the timing and outcome of Volition's reimbursement submission in France and of the DETECSEPS program; Volition's dependence on key collaborators and distributors, including Sysmex Corporation, Werfen, Missionpharma and Hospices Civils de Lyon; the assumptions underlying Volition's addressable market estimates; the results of studies testing the efficacy of Volition's tests; failure to develop and commercialize its products, which may prevent it from executing its plan of operations; failure to obtain necessary regulatory clearances or approvals; failure to achieve healthcare system or insurance reimbursement; failure of the marketplace to accept its products; failure to secure adequate intellectual property protection; the highly competitive and rapidly evolving nature of the diagnostics and disease monitoring market, which may render its products obsolete; downturns in domestic and foreign economies; and other risks identified in Volition's most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and other documents filed with the Securities and Exchange Commission.

Forward-looking statements are made as of the date hereof and, except as required by law, Volition undertakes no obligation to update them to reflect future events or circumstances.

Nu.Q®, Nucleosomics™, Capture-PCR™, Capture-Seq™ and rNuQ™ and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release or associated video or link are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

3